EXHIBIT 10.33(b)

                       SECURITY AGREEMENT

                    Dated as of July 5, 1995

                            between

                       IOMEGA CORPORATION

                              and

                    WELLS FARGO BANK, N.A.,
                  COMMERCIAL FINANCE DIVISION





                        TABLE OF CONTENTS

                                                          Page


    Section 1.  Definitions and Interpretation . . . . .   1
    1.1  Certain Defined Terms . . . . . . . . . . . . .   1
    1.2  Interpretation. . . . . . . . . . . . . . . . .   4

    Section 2.  Collateral . . . . . . . . . . . . . . .   5
    2.1  Grant . . . . . . . . . . . . . . . . . . . . .   5
    2.2  Intellectual Property . . . . . . . . . . . . .   6
    2.3  Perfection. . . . . . . . . . . . . . . . . . .   7
    2.4  Preservation and Protection of Security
                Interests. . . . . . . . . . . . . . . .   7
    2.5  Attorney-in-Fact. . . . . . . . . . . . . . . .   8
    2.6  Use of Intellectual Property. . . . . . . . . .   9
    2.7  Instruments . . . . . . . . . . . . . . . . . .   9
    2.8  Use or Sale of Collateral . . . . . . . . . . .   9
    2.9  Rights and Obligations. . . . . . . . . . . . .  10
    2.10  Termination. . . . . . . . . . . . . . . . . .  10

    Section 3.  Cash Proceeds of Collateral. . . . . . .  11
    3.1  Cash Collateral Account . . . . . . . . . . . .  11
    3.2  Certain Proceeds. . . . . . . . . . . . . . . .  11

    Section 4.  Representations and Warranties . . . . .  11
    4.1  Title . . . . . . . . . . . . . . . . . . . . .  11
    4.2  Intellectual Property . . . . . . . . . . . . .  12

    Section 5.  Covenants. . . . . . . . . . . . . . . .  12
    5.1  Books and Records . . . . . . . . . . . . . . .  12
    5.2  Removals, Etc.. . . . . . . . . . . . . . . . .  13
    5.3  Sales and Other Liens . . . . . . . . . . . . .  13
    5.4  Intellectual Property . . . . . . . . . . . . .  13
    5.5  Further Assurances. . . . . . . . . . . . . . .  15

    Section 6.  Remedies . . . . . . . . . . . . . . . .  15
    6.1  Events of Default, Etc. . . . . . . . . . . . .  15
    6.2  Deficiency. . . . . . . . . . . . . . . . . . .  16
    6.3  Manner of Disposition . . . . . . . . . . . . .  16
    6.4  Application of Proceeds . . . . . . . . . . . .  16

    Section 7.  Miscellaneous. . . . . . . . . . . . . .  17
    7.1  Waiver. . . . . . . . . . . . . . . . . . . . .  17
    7.2  Notices . . . . . . . . . . . . . . . . . . . .  17
    7.3  Expenses, Etc.. . . . . . . . . . . . . . . . .  18
    7.4  Amendments, Etc.. . . . . . . . . . . . . . . .  19
    7.5  Successors and Assigns. . . . . . . . . . . . .  19
    7.6  Survival. . . . . . . . . . . . . . . . . . . .  19
    7.7  Agreements Superseded . . . . . . . . . . . . .  19
    7.8  Severability. . . . . . . . . . . . . . . . . .  19
    7.9  Captions. . . . . . . . . . . . . . . . . . . .  19
    7.10  Counterparts . . . . . . . . . . . . . . . . .  19
    7.11  GOVERNING LAW; SUBMISSION TO
                JURISDICTION . . . . . . . . . . . . . .  19
    7.12  WAIVER OF JURY TRIAL . . . . . . . . . . . . .  20


ANNEX 1   LIST OF NON-FOREIGN COPYRIGHTS, COPYRIGHT
          REGISTRATIONS AND APPLICATIONS FOR COPYRIGHT
          REGISTRATIONS

ANNEX 2   LIST OF NON-FOREIGN PATENTS AND PATENT
          APPLICATIONS

ANNEX 3   LIST OF NON-FOREIGN TRADE NAMES, TRADEMARKS,
          SERVICES MARKS, TRADEMARK AND SERVICE MARK
          REGISTRATIONS AND APPLICATIONS FOR TRADEMARK AND
          SERVICE MARK REGISTRATIONS

ANNEX 4   LIST OF LOCATIONS

ANNEX 5   ASSIGNMENT FOR SECURITY (PATENTS)

ANNEX 6   ASSIGNMENT FOR SECURITY (TRADEMARKS)

                        SECURITY AGREEMENT


          This SECURITY AGREEMENT (this "Agreement") dated as of
July 5, 1995 is made between IOMEGA CORPORATION, a Delaware corporation (the "Company") and WELLS FARGO BANK, N.A. (the
"Bank").

          The Loan Agreement (Line of Credit) dated as of July 5, 1995 (the "Loan Agreement") between the Company and the Bank provides, subject to its terms and conditions, for certain extensions of credit by the Bank to the Company. It is a condition to the obligations of the Bank under the Loan Agreement that the Company shall have executed and delivered, and granted the Liens provided for in this Agreement.

          To induce the Bank to enter into, and to extend credit under, the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral as security for the Secured Obligations. Accordingly, the Company agrees with the Bank as follows:


          Section 1.  Definitions and Interpretation.

          1.1 Certain Defined Terms. Unless otherwise defined, all capitalized terms used in this Agreement that are defined in the Loan Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Loan Agreement. In addition, the following terms shall have the following meanings under this Agreement:

          "Account" shall have the meaning assigned to that term in Section 9106 of the Uniform Commercial Code as in effect on the date of this Agreement, without regard to any subsequent amendments.

          "Chattel Paper" shall have the meaning assigned to that term in Section 9105 of the Uniform Commercial Code, as in effect on the date of this Agreement, without regard to any subsequent amendments.

          "Collateral" shall have the meaning assigned to that term in Section 2.1.

          "Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by the Company, including each Copyright identified in Annex 1.

          "Copyrights" shall mean, collectively, (a) all non-foreign copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all non-foreign copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing.

          "Deposit Account" shall have the meaning assigned to that term in Section 9105 of the Uniform Commercial Code as in effect on the date of this Agreement, without regard to any subsequent amendments.

          "Document" shall have the meaning assigned to that term in Section 9105 of the Uniform Commercial Code as in effect on the date of this Agreement, without regard to any subsequent amendments.

          "Equipment" shall have the meaning assigned to that term in Section 9109 of the Uniform Commercial Code as in effect on the date of this Agreement, without regard to any subsequent amendments.

          "General Intangibles" shall have the meaning assigned to that term in Section 9106 of the Uniform Commercial Code as in effect on the date of this Agreement, without regard to any subsequent amendments.

          "Instrument" shall have the meaning assigned to that term in Section 9105 of the Uniform Commercial Code as in effect on the date of this Agreement, without regard to any subsequent amendments.

          "Intellectual Property" shall mean all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to the Company with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (e) all governmental approvals now held or hereafter obtained by the Company in respect of any of the foregoing; and (f) all causes of action, claims and warranties now owned or hereafter acquired by the Company in respect of any of the foregoing. It is understood that Intellectual Property shall include all of the foregoing owned or acquired by the Company on a worldwide basis.

          "Inventory" shall have the meaning assigned to that term in Section 9109 of the Uniform Commercial Code as in effect on the date of this Agreement, without regard to any subsequent amendments.

          "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, the Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          "Motor Vehicles" shall mean motor vehicles, tractors, trailers and other like property, whether or not the title to such property is governed by a certificate of title or ownership.

          "Patent Collateral" shall mean all Patents, whether now owned or hereafter acquired by the Company, including each Patent identified in Annex 2.

          "Patents" shall mean, collectively, (a) all non-foreign patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing, including all inventions and improvements described or discussed in all such patents and patent applications.

          "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization, limited liability company or governmental entity.

          "Proceeds" shall have the meaning assigned to that term in Section 9306 of the Uniform Commercial Code.

          "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Secured Obligations" shall mean (a) any and all Obligations, and (b) any and all other obligations of the Company for the performance of its agreements, covenants and undertakings under or in respect of the Loan Documents.

          "Security" shall have the meaning assigned to that term in Section 8102(c) of the Uniform Commercial Code.

          "Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by the Company, including each Trademark identified in Annex 3. Notwithstanding the foregoing, the Trademark Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

          "Trademarks" shall mean, collectively, (a) all non-foreign trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

          "Uniform Commercial Code" shall mean the Uniform
Commercial Code as in effect in the State of California from time to time, except as otherwise specified herein.

          Section 1.2 Interpretation. In this Agreement, unless otherwise indicated: the singular includes the plural and plural the singular; words importing either gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of any Loan Document); and references to Persons include their respective permitted successors and assigns and, in the case of governmental entities, Persons succeeding to their respective functions and capacities.


          Section 2.  Collateral.

          2.1 Grant. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, the Company hereby pledges and grants to the Bank a security interest in all of the Company's right, title and interest in and to the following property, whether now owned or hereafter acquired by the Company and whether now existing or hereafter coming into existence (collectively, the "Collateral"):

          (a) all Accounts and General Intangibles, including all rights to the payment of money, whether or not earned by performance, including all moneys due and to become due to the Company in repayment of any loans or advances, in payment for goods (including Inventory and Equipment) sold or leased or for services rendered, in payment of tax refunds and in payment of any guarantee of any of the foregoing;

          (b) all Documents, Instruments, and Chattel Paper and, without limiting the generality of the foregoing, letters of credit, including any such writing evidencing, representing, arising from or existing in respect of, relating to, covering, evidencing, securing or supporting the payment of, any of the Accounts, General Intangibles, Equipment or Inventory;

          (c) all Inventory, including all goods of the Company that are held by the Company for sale, lease or furnishing under a contract of service that are so leased or furnished, and including all spare parts and related supplies, all goods obtained by the Company in exchange for any such goods, all products made or processed from any such goods and all substances, if any, commingled with or added to any such goods;

          (d) all Equipment, including all goods (excluding Motor Vehicles) of the Company that are used or bought for use primarily in its business, including all spare parts and related supplies, all goods obtained by the Company in exchange for any such goods, all substances, if any, commingled with or added to such goods and all upgrades and other improvements to such goods;

          (e) all money and Deposit Accounts and the balances thereof from time to time, including the Cash Collateral Account and the balance thereof from time to time;

          (f) without limiting the generality of the foregoing, all Intellectual Property;

          (g) without limiting the generality of the foregoing, all contracts and other agreements relating to the sale or other disposition of all or any part of the Collateral and all rights, warranties, claims and benefits against any Person arising out of, relating to or in connection with all or any part of the Collateral;

          (h) without limiting the generality of the foregoing, to the extent related to all or any part of the other Collateral, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company;

          (i) without limiting the generality of the foregoing, all Securities;

          (j) without limiting the generality of the foregoing, all property that is or may become fixtures under applicable law;

          (k) all other tangible and intangible property of the Company; and

          (l) all Proceeds in whatever form of all or any part of the other Collateral including all insurance payments in respect of the Collateral and all condemnation awards and all other compensation for any casualty event with respect to all or any part of the other Collateral, together with all rights to recover and proceed with respect to the same, and all accessions to, substitutions for and replacements of all or any part of the Collateral.

          2.2 Intellectual Property. For the purpose of enabling the Bank to exercise its rights, remedies, powers and privileges under Section 6 at such time or times as the Bank shall be lawfully entitled to exercise such rights, remedies, powers and privileges, and for no other purpose, the Company hereby grants to the Bank, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Company) to use, assign, license or sublicense any of the Intellectual Property, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of such items.

          2.3 Perfection. Concurrently with the execution and delivery of this Agreement, the Company shall (i) execute such financing statements and other documents as the Bank may request with respect to the Liens granted hereby, (ii) deliver and pledge to the Bank any and all Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Bank may request, (iii) give appropriate notice to the relevant depository institution or financial intermediary with respect to all Deposit Accounts or uncertificated Securities, and (iv) take all such other actions as the Bank may request to perfect or establish the priority of the Liens granted by this Agreement.

          2.4  Preservation and Protection of Security Interests.
The Company shall:

          (a) upon the acquisition after the Closing Date, by the Company of any Instrument (so long as no Event of Default shall have occurred and be continuing, excluding any checks received by the Company for the payment of goods or services in the ordinary course of business), promptly deliver and pledge to the Bank all such Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Bank may request;

          (b) upon the acquisition after the Closing Date by the Company of any Equipment (other than Motor Vehicles) covered by a certificate of title or ownership issued by a jurisdiction whose laws permit the notation of liens on such certificate, promptly cause the Bank to be listed as the lienholder on such certificate of title and within 120 days of the acquisition of such Equipment deliver evidence of the same to the Bank;

          (c) upon the Company's acquiring, or otherwise becoming entitled to the benefits of, any Copyright (or copyrightable material), Patent (or patentable invention), Trademark (or associated goodwill) or other Intellectual Property or upon or prior to the Company's filing, either directly or through any agent, licensee or other designee, of any application with any governmental entity for any Copyright, Patent, Trademark, or other Intellectual Property, in each case after the Closing Date, amend Annex 1, 2 or 3 (as the case may be) to reflect the inclusion of any such Intellectual Property as part of the Collateral (it being understood that the failure to amend any such Annex shall not affect the Liens granted by this Agreement on any such Intellectual Property); and

          (d) give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all governmental approvals and take any and all steps that may be necessary or as the Bank may request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable the Bank to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens, provided that notices to account debtors or other Persons obligated in respect of any Accounts, General Intangibles, Instruments or Securities shall be governed by the provisions of Section 3.2.

          2.5  Attorney-in-Fact.

          (a) Subject to the rights of the Company under Sections 2.6, 2.7, 2.8 and 2.9, the Bank is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Bank may deem necessary or advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection or priority of the Liens granted by this Agreement, including the execution and filing of financing statements, continuation statements and the like, and to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. The Bank shall be entitled under this Agreement upon the occurrence and during the continuance of any Event of Default, (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (ii) to receive, endorse and collect any Instruments or other drafts, instruments, documents and chattel paper in connection with clause (i) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums); (iii) to file any claims or take any action or proceeding that the Bank may deem necessary or advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral; (iv) to execute, in connection with any sale or disposition of the Collateral under Section 6, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral; and
(v) to execute such documents and instruments on behalf of, and to take such action in the name of, the Company as the Bank may deem necessary or advisable to accomplish the purpose of this Agreement.

          (b) Without limiting the rights and powers of the Bank under Section 2.5(a), the Company hereby appoints the Bank as its attorney-in-fact, effective as of the Closing Date and terminating upon the termination of this Agreement and upon satisfaction in full of the Secured Obligations, for the purpose of executing and filing all such contracts, agreements and other documents as are contemplated by Section 2.4(c) but subject to the limitations of Section 5.5. This appointment as attorney-in-fact is irrevocable and coupled with an interest.

          2.6 Use of Intellectual Property. So long as no Event of Default shall have occurred and be continuing, the Company will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Company. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Bank shall from time to time, upon the request of the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, which the Company shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to Section 2.2 as to any specific Intellectual Property). The exercise of rights, remedies, powers and privileges under Section 6 by the Bank shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Company in accordance with the first sentence of this Section 2.6.

          2.7 Instruments. So long as no Event of Default shall have occurred and be continuing, the Company may retain for collection in the ordinary course of business any checks received by the Company for the payment of goods and services in the ordinary course of business, and the Bank shall, promptly upon the request, and at the expense, of the Company, make appropriate arrangements for making any other Instruments pledged by the Company available to the Company for purposes of presentation, collection or renewal. Any such arrangement shall be effected, to the extent deemed appropriate by the Bank, against trust receipt or like document.

          2.8  Use or Sale of Collateral.   So long as no Event
of Default shall have occurred and be continuing, the Company shall, in addition to its rights under Sections 2.6 and 2.7 in respect of the Collateral contemplated in those sections, be entitled to use and possess the other Collateral and to exercise its rights, title and interest in all contracts, agreements, licenses and governmental approvals, subject to the rights, remedies, powers and privileges of the Bank under Sections 3 and 6 and to such use, possession or exercise not otherwise constituting an Event of Default.

          2.9  Rights and Obligations.

          (a) The Company shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by the Bank of any right, remedy, power or privilege in respect of this Agreement shall not release the Company from any of its duties and obligations under such contracts and agreements. The Bank shall not have any duty, obligation or liability under such contracts and agreements or in respect to any governmental approval included in the Collateral by reason of this Agreement or any other Loan Document, nor shall the Bank be obligated to perform any of the duties or obligations of the Company under any such contract or agreement or any such governmental approval or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or governmental approval.

          (b) No Lien granted by this Agreement in the Company's right, title and interest in any contract, agreement or governmental approval shall be deemed to be a consent by the Bank to any such contract, agreement or governmental approval.

          (c) No reference in this Agreement to Proceeds or to the sale or other disposition of Collateral shall authorize the Company to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of any Loan Document.

          (d) The Bank shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

          2.10 Termination. When all Secured Obligations shall have been fully paid or otherwise fully performed and the commitments thereunder and all Letter of Credit Obligations shall have expired or been terminated, this Agreement shall terminate, and the Bank shall, on the Company's written demand and at no cost to the Bank, forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the Company and to be released, canceled and granted back all licenses and rights referred to in Section 2.2. The Bank shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the Liens granted by this Agreement on the Collateral.

          Section 3.  Cash Proceeds of Collateral.

          3.1 Cash Collateral Account. The balance from time to time in the Cash Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Secured
Obligations until applied as provided in the Loan Agreement.

          3.2  Certain Proceeds.

          (a) If any Event of Default shall have occurred and be continuing, the Company shall, upon request of the Bank, instruct (and the Company hereby authorizes the Bank so to notify) each account debtor and other Person obligated in respect of any Accounts and General Intangibles to make all payments in respect of the Accounts, General Intangibles directly to the Bank (by instructing that such payments shall be made to the Bank for deposit into the Cash Collateral Account) or to such other Persons or under other arrangements in form and substance satisfactory to the Bank.

          (b) If any Event of Default shall have occurred and be continuing, the Company shall, upon request of the Bank, promptly notify (and the Company hereby authorizes the Bank so to notify) each account debtor in respect of any Instruments or Securities that such Collateral has been assigned to the Bank under this Agreement and that any payments due or to become due in respect of such Collateral are to be made directly to the Bank. All such payments made to the Bank shall be immediately deposited in the Cash Collateral Account.

          (c) The Company agrees that if the Proceeds of any Collateral required to be deposited in the Cash Collateral Account shall be received by the Company, the Company shall promptly deposit such Proceeds into the Cash Collateral Account or, if the Proceeds are of a type that cannot be so deposited, deliver such Proceeds to the Bank in kind. Until so deposited or delivered, all such Proceeds shall be held in trust by the Company for the Bank and shall not be commingled with any other funds or property of the Company.


          Section 4.  Representations and Warranties.  As of the
Closing Date and as of the date of each extension of credit by the Bank under the Loan Agreement, the Company represents and warrants to the Bank as follows:

          4.1 Title. The Company is the sole beneficial owner of the Collateral in which it purports to grant a Lien pursuant to this Agreement, and such Collateral is free and clear of all Liens, except for Liens expressly permitted in the Loan Documents. The Liens granted by this Agreement in favor of the Bank for the benefit of the Bank have attached and constitute a perfected security interest in all of such Collateral prior to all other Liens (except such permitted Liens or Liens disclosed in the Schedule to the Loan Agreement). Notwithstanding the foregoing, nothing contained in this Section 4.1 shall derogate the grant of a security interest under Section 2.1 with respect to any property not owned by the Company but with respect to which the Company has sufficient rights to confer a security interest.

          4.2  Intellectual Property.

          (a) Annexes 1, 2 and 3 set forth completely and correctly all Copyrights, Patents and Trademarks owned by the Company on the Closing Date; except pursuant to licenses and other user agreements entered into by the Company in the ordinary course of business, the Company owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in Annex 1, 2 or 3; all registrations listed in Annexes 1, 2 and 3 are valid and in full force and effect; and, except as limited by certain licensing agreements, the Company owns and possesses the right to use all Copyrights, Patents and Trademarks listed in Annexes 1, 2 and 3.

          (b) To the Company's knowledge, (i) there is no violation by others of any right of the Company with respect to any Copyright, Patent or Trademark listed in Annex 1, 2 or 3 and
(ii) the Company is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted, are pending against the Company or, to the Company's knowledge, have been threatened against, and no claim has been received by, the Company, alleging any such violation.

          (c) The Company does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.


          Section 5.  Covenants.

          5.1  Books and Records.  The Company shall:

          (a) keep full and accurate books and records relating to the Collateral and stamp or otherwise mark such books and records in such manner as the Bank may reasonably require in order to reflect the Liens granted by this Agreement; and

          (b) permit representatives of the Bank, upon reasonable notice, at any time during normal business hours, to inspect and make abstracts from its books and records pertaining to the Collateral, permit representatives of the Bank to be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as the Bank may reasonably request.

          5.2 Removals, Etc. Without at least 30 days' prior written notice to the Bank, the Company shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, other than at the address initially indicated for notices to it under Section 7.2 or at one of the locations identified in Annex 4 or in transit from one of such locations to another,
(ii) without also obtaining the prior written consent of the Bank, maintain any Collateral (other than "3UP" Servo Writers, any Servo Writers hereafter acquired and any newly acquired Equipment which is (a) financed with a third party to the extent permitted under Section 2.2(d) of the Loan Agreement and (b) which is shipped immediately out of the United States) at any place other than at the address initially indicated for notices to it under Section 7.2 or at one of the locations identified in Annex 4 or in transit from one of such locations to another, or
(iii) change its corporate name, or the name under which it does business, from the name shown on the signature pages to this Agreement.

          5.3 Sales and Other Liens. Except as otherwise permitted under the Loan Agreement, without the prior written consent of the Bank, the Company shall not dispose of any Collateral, create, incur, assume or suffer to exist any Lien upon any Collateral or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral in which the Bank is not named as the sole secured party for the benefit of the Bank.

          5.4  Intellectual Property.

          (a) The Company (either itself or through licensees) will, for each Trademark, (i) to the extent consistent with past practice and good business judgment, continue to use such Trademark on each and every trademark class of goods in order to maintain such Trademark in full force and effect free from any claim of abandonment for nonuse, (ii) maintain as in the past the quality of products and services offered under such Trademark,
(iii) employ such Trademark with the appropriate notice of registration and (iv) not (and not permit any licensee or sublicensee to) do any act or knowingly omit to do any act whereby any Trademark material to the conduct of its business may become invalidated.

          (b) The Company will not do or omit to do and will use its best efforts to prevent any licensee from doing or knowingly omitting to do any act whereby any Patent material to the conduct of the Company's business may become abandoned or dedicated.

          (c) The Company shall notify the Bank promptly if it knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding before any governmental entity) regarding the Company's ownership of any Intellectual Property material to the conduct of its business, its right to copyright, patent or register the same (as the case may be), or its right to keep, use and maintain the same.

          (d) The Company will take all necessary steps that are consistent with good business practices in any proceeding before any appropriate governmental entity to maintain and pursue each application relating to any Intellectual Property (and to obtain the relevant registrations) and to maintain each registration material to the conduct of its business, including payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

          (e) In the event that any Intellectual Property material to the conduct of its business is infringed, misappropriated or diluted by a third party, the Company shall notify the Bank within thirty (30) days after it learns of such event and shall, if consistent with good business practice, promptly sue for infringement, misappropriation or dilution, seek temporary restraints and preliminary injunctive relief to the extent practicable, seek to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as are appropriate under the circumstances to protect such Collateral.

          (f) The Company shall, through counsel acceptable to the Bank, prosecute diligently any application for any Intellectual Property pending as of the date of this Agreement or thereafter made until the termination of this Agreement, make application on uncopyrighted but copyrightable material, unpatented but patentable inventions and unregistered but registerable Trademarks and preserve and maintain all rights in applications for any Intellectual Property; provided, however, that the Company shall have no obligation to make any such application if making such application would be unnecessary or imprudent in the good faith business judgment of the Company.
Any expenses incurred in connection with such an application shall be borne by the Company. The Company shall not abandon any right to file an application for any Intellectual Property or any pending such application in the United States without the consent of the Bank, which consent shall not be unreasonably withheld.

          (g) The Bank shall have the right but shall in no way be obligated to bring suit in its own name to enforce the Copyrights, Patents and Trademarks and any license under such Intellectual Property, in which event the Company shall, at the request of the Bank, do any and all lawful acts and execute and deliver any and all proper documents required by the Bank in aid of such enforcement action.

          5.5 Further Assurances. The Company agrees that, from time to time upon the request of the Bank, the Company will execute and deliver such further writings and do such other acts and things as the Bank may reasonably request in order fully to effect the purposes of this Agreement. After the occurrence of an Event of Default under the Loan Agreement, at the Bank's request, Borrower shall execute and deliver to the Bank, and file with each relevant governmental entity, each of the assignments in the form of Annex 5 (in the case of any Patent Collateral) and Annex 6 (in the case of any Trademark Collateral). Prior to the occurrence of an Event of Default under the Loan Agreement, the Bank will not record or file any matter with the United States Patent and Trademark Office or any other federal agency to evidence or perfect the Bank's security interest in the Intellectual Property.


          Section 6.  Remedies.

          6.1 Events of Default, Etc. If any Event of Default shall have occurred and be continuing:

          (a) the Bank in its discretion may require the Company to, and the Company shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Bank and the Company, designated in the Bank's request.

          (b) the Bank in its discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral.

          (c) the Bank in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so.

          (d) in the event of any sale, license or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Company shall supply to the Bank or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral.

          (e) in addition to any rights conferred by this Agreement, the Bank shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not a version of the Official Text of the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral (and the Company agrees to take all such action as may be appropriate to give effect to such right).

The Proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 6.1 and of the exercise of the license granted to the Bank in Section 2.2 shall be applied in accordance with Section 6.4.

          6.2 Deficiency. If the Proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 6.1 and of the exercise of the license granted by the Bank in Section 2.2 are insufficient to cover the costs and expenses of such exercise and the payment in full of the other Secured Obligations, the Company shall remain liable for any deficiency.

          6.3 Manner of Disposition. The Bank shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral conducted in any commercially reasonable manner. The Company hereby waives any claims against the Bank arising by reason of the fact that the price at which the Collateral may have been sold, leased, or otherwise disposed of was less than the price which might have been obtained by some other manner of sale, lease or other disposition or was less than the aggregate amount of the Secured Obligations, even if, in connection with a private sale or other non-public disposition, the Bank accepts the first offer received and does not offer the Collateral to more than one offeree, so long as the Bank has acted in a commercially reasonable manner.

          6.4 Application of Proceeds. Except as otherwise expressly provided in this Agreement and except as provided below in this Section 6.4, the Proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 6.1 or of the exercise of the license granted in Section 2.2, and any other cash at the time held by the Bank under Section 3 or this Section 6, shall be applied by the Bank:

          First, to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, or leasing or other disposition of the Collateral, including reasonable out-of-pocket costs and expenses of the Bank, and the reasonable fees and expenses of its agents, as well as reasonable attorneys' fees and legal expenses incurred by the Bank in that connection;

          Next, to satisfaction of the Secured Obligations in such order as the Bank in its discretion may choose; and

          Finally, to the Persons legally entitled thereto, or as a court of competent jurisdiction may direct, with respect to any surplus then remaining.


          Section 7.  Miscellaneous.

          7.1 Waiver. No failure on the part of the Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          7.2 Notices. All notices and communications to be given under this Agreement shall be given or made in writing to the intended recipient at the address specified below or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, or personally delivered or, in the case of a mailed notice, upon receipt, in each case, given or addressed as provided in this Section 7.2:

          To the Company:

               Iomega Corporation
               1821 West Iomega Way
               Roy, Utah  84067
               Attention:     Leonard C. Purkis, Chief Financial
                              Officer, with a copy to Donald R.
                              Sterling, Esq.
               Telecopier No.:  (801) 778-3190

          To the Bank:

               Wells Fargo Bank, N.A.
               Commercial Finance Division
               9000 Flair Drive
               El Monte, California  91731
               Attention:   Mr. Michael Baranowski
               Telecopier No.:  (818) 571-1090

          Notwithstanding the foregoing, if a notice is transmitted by telex, telecopier or personal delivery or, in the case of a mailed notice, is received on a day that is not a business day, then such notice shall be deemed to have been duly given on the first business day after such transmission or, in the case of a mailed notice, receipt.

          7.3 Expenses, Etc. The Company agrees to pay or to reimburse the Bank for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) that may be incurred by the Bank in any effort to enforce any of the provisions of Section 6 or any of the obligations of the Company in respect of the Collateral or in connection with (a) the preservation of the Lien of, or the rights of the Bank under this Agreement, (b) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, or (c) all such reasonable costs and expenses and any other reasonable costs and expenses, including reasonable attorneys' fees and expenses incurred in any bankruptcy, reorganization, workout, restructuring or other similar process or proceeding, including reasonable costs, expenses and reasonable attorneys' fees and expenses relating to any proceeding concerning relief from stay, cash collateral, appointment of a trustee, disclosure statement approval, or plan confirmation. Notwithstanding the foregoing, the Company's obligation to reimburse the Bank for legal fees and expenses incurred in connection with the initial documentation of this Agreement and the other Loan Documents shall be governed by
Section 11.4 of the Loan Agreement, and in connection with any modification of the terms of this Agreement that is not in connection with any bankruptcy, reorganization, workout, restructuring or other similar process or proceeding, the Company shall be obligated to reimburse the Bank for its reasonable costs and expenses (including reasonable attorneys' fees and costs).

          7.4 Amendments, Etc. Any provision of this Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by the Company and the Bank. Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Bank and the Company, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

          7.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and the Bank, and their respective successors and permitted assigns. The
Company shall not assign or transfer its rights under this Agreement without the prior written consent of the Bank.

          7.6 Survival. All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

          7.7 Agreements Superseded. This Agreement supersedes all prior agreements and understandings (including any and all commitment letters and term sheets), written or oral, between the Company and the Bank with respect to the subject matter of this Agreement.

          7.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          7.9 Captions. The table of contents and captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          7.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart.

          7.11 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA AND OF ANY STATE COURT SITTING IN THE COUNTY OF LOS ANGELES, CALIFORNIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          7.12 WAIVER OF JURY TRIAL. THE COMPANY AND THE BANK HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                            IOMEGA CORPORATION



                            By:/s/Leonard C. Purkis_________________
                               Title:Chief Financial Officer



                            WELLS FARGO BANK, N.A.



                            By:/s/Michael P. Baranowski_____________
                               Title: Vice President / RM

                                                                ANNEX 1




   LIST OF NON-FOREIGN COPYRIGHTS, COPYRIGHT REGISTRATIONS AND
             APPLICATIONS FOR COPYRIGHT REGISTRATIONS




IOMEGA CORPORATION

Title      Date Filed      Registration No.      Closing Date

                                                          ANNEX 2




       LIST OF NON-FOREIGN PATENTS AND PATENT APPLICATIONS




IOMEGA CORPORATION

File      Patent      Country      Registration No.      Date

                                                          ANNEX 3




   LIST OF NON-FOREIGN TRADE NAMES, TRADEMARKS, SERVICES MARKS,
           TRADEMARK AND SERVICE MARK REGISTRATIONS AND
    APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS



                         U.S. Trademarks




IOMEGA CORPORATION


                 Application (A)
                 Registration (R)             Registration
Mark             or Series No. (S)            or Filing Date


                                                          ANNEX 4




                        LIST OF LOCATIONS





IOMEGA CORPORATION
1821 West Iomega Way
Roy, Utah  84067
                                                          ANNEX 5


                     ASSIGNMENT FOR SECURITY

                            (PATENTS)


         WHEREAS, Iomega Corporation, a Delaware corporation (herein referred to as "Assignor"), owns the letters patent, and/or applications for letters patent, of the United States, more particularly described on Schedule 1 annexed hereto as part hereof (the "Patents");

         WHEREAS, Assignor has executed and delivered to Wells Fargo Bank, N.A. (herein referred to as "Assignee") for the benefit of Assignee under the Loan Agreement dated as of July 5, 1995 (as amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement"), a Security Agreement of even date herewith (the "Agreement", terms defined therein and not otherwise defined herein being used herein as therein defined) in favor of Assignee; and

         WHEREAS, pursuant to the Agreement, Assignor has assigned to Assignee, and granted to Assignee a security interest in, and mortgage on, all right, title and interest of Assignor in and to the Patents, together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents (the "Intellectual Property Collateral"), to secure the prompt payment, performance and observance of the Secured Obligations;

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby further assign unto Assignee and grant to Assignee a security interest in, and mortgage on, the Intellectual Property Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

         Assignor does hereby further acknowledge and affirm that the rights and remedies of Assignee with respect to the assignment of, security interest in and mortgage on the Intellectual Property Collateral made and granted hereby are more fully set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

         Assignee's address is 1821 West Iomega Way, Roy, Utah
84067.
         IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the 5th day of July, 1995.

                              IOMEGA CORPORATION



                              By: _______________________________
                                  Name: _________________________
                                  Title: ________________________
              SCHEDULE 1 TO ASSIGNMENT FOR SECURITY

                             PATENTS


Title                      Date Issued                 Patent No.
                                                          ANNEX 6



                     ASSIGNMENT FOR SECURITY

                           (TRADEMARKS)


          WHEREAS, Iomega Corporation, a Delaware corporation (herein referred to as "Assignor"), has adopted, used and is using the trademarks listed on the annexed Schedule 1, which trademarks are registered in the United States Patent and Trademark Office (the "Trademarks");

          WHEREAS, Assignor has executed and delivered to Wells Fargo Bank, N.A. (herein referred to as "Assignee") for the benefit of Assignee under the Loan Agreement dated as of July 5, 1995 (as amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement"), a Security Agreement of even date herewith (the "Agreement", terms defined therein and not otherwise defined herein being used herein as therein defined) in favor of Assignee; and

          WHEREAS, pursuant to the Agreement, Assignor has assigned to Assignee and granted to Assignee a security interest in, and mortgage on, all right, title and interest of Assignor in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof (the "Intellectual Property Collateral"), to secure the payment, performance and observance of the Secured Obligations;

          NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby further assign unto Assignee and grant to Assignee a security interest in, and mortgage on, the Intellectual Property Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

          Assignor does hereby further acknowledge and affirm that the rights and remedies of Assignee with respect to the assignment of, security interest in and mortgage on the Intellectual Property Collateral made and granted hereby are more fully set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

          Assignee's address is 1821 West Iomega Way, Roy, Utah
84067.

          IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the 5th day of July, 1995.

                              IOMEGA CORPORATION


                              By: _______________________________
                                  Name: _________________________
                                  Title: ________________________
              SCHEDULE 1 TO ASSIGNMENT FOR SECURITY

                            TRADEMARKS


Trademark                   Reg. Date                    Reg. No.